Validus Holdings, Ltd. 29 Richmond Road Pembroke, HM 08 Bermuda
Mailing Address Suite 1790 48 Par la Ville Rd. Hamilton, HM 11 Bermuda

[VALIDUS LOGO]

VALIDUS HOLDINGS, LTD. PROVIDES INITIAL ESTIMATE OF LOSSES FROM
SEVERE FLOODING IN THAILAND

Pembroke, Bermuda – January 11, 2012 – Validus Holdings, Ltd. (NYSE: VR) (“Validus” or the “Company”) today provided an initial estimate of losses from the severe flooding that took place in Thailand during the fourth quarter of 2011.

Validus expects to record loss and loss expenses from these events in the amount of $55.5 million, net of reinstatement premiums and reinsurance, retrocessional and other recoveries, in its fourth quarter 2011 results of operations.

Validus currently estimates the total insured market loss from these events to be approximately $12 billion.

The above estimates are based on Validus’ current evaluation of impacted contracts and information provided by customers and intermediaries. There are few reported losses notified to the Company at this time, principally from onshore energy risks. Validus’ actual losses from these events may vary materially from these estimates due to the uncertainties inherent in this preliminary information.

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

Contacts:

Investors:
Validus Holdings, Ltd.
Jon Levenson, Executive Vice President
+1-441-278-9000

or

Media:
Stan Neve / Gemma Hart / Greg Faje
Brunswick Group
+1-212-333-3810

Cautionary Note Regarding Forward-Looking Statements

This news release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission. Any forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.